Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, David Van Steyn, Chief Financial Officer and Treasurer of URSB Bancorp, Inc. (the “Company”), hereby certify in my capacity as an executive officer of the Company that I have reviewed the Quarterly Report on Form 10-Q for the period ended September 30, 2026 (the “Report”) and that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 13	, 2026	/s/ David Van Steyn
David Van Steyn
Chief Financial Officer and Treasurer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.